UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2010
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 1, 2010, Vanda Pharmaceuticals Inc. (the “Company”) announced that, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board has elected Steven K. Galson, M.D., age 53, as a director, with his initial term expiring at the Company’s 2012 annual meeting of stockholders, effective as of July 1, 2010. In connection with Dr. Galson’s election, and pursuant to the Company’s bylaws, the Board has increased the number of directors to seven.
Dr. Galson is the Senior Vice President for Civilian Health Operations at Science Applications International Corporation (“SAIC”), a scientific, engineering and technology applications company. Prior to joining SAIC, Dr. Galson was the Acting U.S. Surgeon General. Prior to that, Dr. Galson was the Director of the Food and Drug Administration’s Center for Drug Evaluation and Research. Dr. Galson also held executive positions in the U.S. Environmental Protection Agency, U.S. Department of Energy and the Centers for Disease Control and Prevention’s National Institute for Occupational Safety and Health. Dr. Galson received his Bachelor of Science degree in biochemistry from the State University of New York at Stony Brook, his Doctor of Medicine degree from the Mt. Sinai School of Medicine and his Master of Public Health degree from the Harvard School of Public Health.
Pursuant to the Company’s outside director compensation program, Dr. Galson will be granted an option to purchase 35,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the common stock on July 1, 2010, the date on which he joins the Board. Such option will vest in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change of control the option will accelerate and become immediately exercisable. Dr. Galson will also receive a $25,000 annual fee and $2,500 for each Board meeting he attends in person ($1,250 for meetings attended by telephone). In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, an option to purchase 15,000 shares of the Company’s common stock. Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control the option will accelerate and become immediately exercisable. The outside director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2010 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2010.
Dr. Galson and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.
The Board has determined that Dr. Galson is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Vanda Pharmaceuticals Inc. dated July 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
	By:	/s/ STEPHANIE R. IRISH
		Name:	Stephanie R. Irish
Dated: July 1, 2010		Title:	Acting Chief Financial Officer, Secretary and Treasurer